Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

Exhibit 4.56

ADDENDUM 24 TO THE LEASE AGREEMENT dated 06/30/1999 and 02/21/2001 AND ADDENDA

BETWEEN

Intervest Offices & Warehouses NV, public regulated real estate company under Belgian law, with registered office located in 2600 Berchem, Uitbreidingstraat 66, with company number 0458.623.918 (Register of Legal Entities Antwerp, Antwerp Department), duly represented in this matter by two members of the executive committee, being Joël Gorsele, CIO, and member of the executive committee and Kevin De Greef, SGC, and member of the executive committee.

Hereinafter referred to as the “Lessor”,

AND

Galapagos NV, with registered office in 2800 Mechelen, Generaal de Wittelaan L11 A3, registered in the Register of Legal Entities (RPR Antwerp, Mechelen department) under number 0466.460.429, duly represented in this matter by Jan van der Schueen, special attorney-in-fact.

Hereinafter referred to as the “Lessee”,

The Lessor and the Lessee will hereinafter jointly also be referred to as “Parties”, or each separately as “Party”.

Will first be outlined as follows:

A.	By private lease of 06/30/1999, followed by the notarial lease of 02/21/2021 (hereinafter referred to as the “Base Lease Agreement”), and Addenda 1 and 2, the Lessee took a lease from the then owner, Innotech NV in Mechelen, for 1,542 m² office space, plus 40 parking spaces, located in the Intercity Business Park in Mechelen-Noord, Generaal de Wittelaan L11 A3, lot 1, on the first floor, for a fixed term of 15 years, starting on 06/01/2000, ending on 05/31/2015.
B.	Innotech NV merged with Perifund CVA on 06/29/2001, at which time the name was also changed to Intervest Offices NV.
C.	By Agreement “Addendum 3” of 02/13/2004, the Lessee additionally leased 322 m² of office space in the same building plus 7 parking spaces, commencing on 12/01/2003, to end on 05/31/2015.
D.	By Addendum 4 of 08/01/2005, the Lessor temporarily made available to the Lessee ± 20 m² of floor space located in a larger warehouse on Generaal De Wittelaan 9 in Mechelen.
E.	By Addendum 5 of 03/23/2006, the provision under Addendum 4 was prematurely terminated and the Lessee additionally leased a warehouse of ± 100 m² in the same building on Generaal De Wittelaan L11 A3 in Mechelen, commencing on 03/01/2006, to end on 05/31/2015.
F.	By Addendum 6 of 02/06/2007, the Lessee additionally leased warehouse space of ± 213 m² in the same building, commencing on 02/01/2007, to end on 05/31/2015.
G.	By Addendum 7 of 01/31/2008, the Lessee additionally leased office space and sanitary facilities of ± 513 m², reception space of ± 116 m² and storage space of ± 27 m² in the same building, along with 24 parking spaces, commencing on 01/01/2008, to end on 05/31/2015.
H.	By Addendum 8 of 07/14/2009, the Lessee additionally leased office space with a private kitchen of ± 716 m² in the same building, commencing on 07/01/2009, to end on 05/31/2015.

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

I.	By Addendum 9 of 09/30/2011, the aforementioned Lease Agreements of 06/30/99 and 02/21/2001 and all the Addenda were extended by 9 years, starting from 06/01/2015 to 05/31/2024, with an additional 458 m² of office space leased on the ground floor, and the premature termination of the lease for 716 m² of office space plus kitchen.
J.	By Addendum 10 of 09/30/2011, the Lessee leased the following additional spaces in the adjacent building located in Mechelen, Generaal De Wittelaan 21: 753 m² lab space on the 2nd floor, plus ± 83 m² of the common entrance and corridors on the ground floor, plus 2 technical storage rooms of ± 60 m², and +/- 760 m² lab space on the 1st floor, and 10 parking spaces.
K.	By Addendum 11 of 05/15/2012, the lease of 30 m² storage space was terminated.
L.	By Addendum 12 of 08/08/2013, the Lessee additionally leased in the building located in Mechelen, Generaal De Wittelaan 11A: 398 m² office space, 156 m² storage space and 20 outdoor parking spaces, with effect from 09/01/2013.
M.	By Addendum 13 of 04/28/2016, the Lessee additionally leased in the building located in Mechelen, Schaliënhoevedreef 20T: 866 m² office space on the 10th floor, and 433 m² on the 9th floor, as well as 30 indoor and 10 outdoor parking spaces, with effect from 06/01/2016.
N.	By Addendum 14 of 12/12/2016, the Lessee additional leased the following in the building located in Mechelen, Schaliënhoevedreef 20T: 433 m² on the 9th floor, as well as 16 indoor and 5 outdoor parking spaces, with effect from 01/01/2017.
O.	By Addendum 15 of 07/03/2017, the Lessee additionally leased the following in the building located in Mechelen, Schaliënhoevedreef 20T: 866 m² on the 8th floor, as well as 30 indoor and 10 outdoor parking spaces with phased entrance as of 07/01/2017.
P.	By Addendum 16 of 06/06/2018, the Lessee additionally leased the following in the building located in Mechelen, Schaliënhoevedreef 20T: 866 m² on the 7th floor, as well as 12 indoor parking spaces, with effect from 07/01/2018.
Q.	By Addendum 17 of 06/20/2018 the Lessee has additionally leased the following:
a.a. in the building located in Mechelen, Schaliënhoevedreef 20T: 866 m² offices (GLA) on the 6th floor consisting of a first part of approximately 433 m² on the east side of the building and a second part of approximately 433 m² on the west side of the building.
b.in the building Intercity Business Park lot 1, located at 2800 Mechelen, Generaal de Wittelaan 11A: 845 m² offices (GLA) on the 1st floor; 21 outside parking spaces nos. 416-426 and nos. 448-457.

Furthermore, the Parties agreed in Addendum 17 to bring the end date of the leased property in the building located in Mechelen, Schaliënhoevedreef 20T forward to 12/31/2021 and to abolish the termination option for these leased properties by 05/31/2020, as well as the related penalty clauses.

R.	By Addendum 18 of 06/01/2019 the Lessee has additionally leased the following:
a.	at the office site “Intercity Business Park” located at Generaal De Wittelaan 11A in 2800 Mechelen, unit 1/L on the first floor; 23 outdoor parking spaces
b.	in the building Mechelen Campus Toren, located at Schaliënhoevedreef 20T in 2800 Mechelen, 10 underground and 30 above-ground parking spaces.
S.	By Addendum 19 of 10/17/2019, the Lessee has additionally leased the following:
a.	in the building located in Mechelen, Schaliënhoevedreef 20F: 609 m² office space GLA, being unit 0/A on the ground floor, 640 m² office space GLA, being unit 1/A on the first floor, 640 m² office space GLA, being unit 2/A on the second floor, 3 indoor parking spaces with nos. 506, 507 and 508 and 16 outdoor parking spaces with nos. 372 through 376 + 794 through 802 + 806 + 807.
b.	in the building located in Mechelen, Schaliënhoevedreef 20E: 9 indoor parking spaces with nos. 348 through 350 + 354 + 355 + 361 + 362 + 365 + 366 and 9 outdoor parking spaces with nos. 345 through 353.
c.	in the building located in Mechelen, Schaliënhoevedreef 20D: 9 indoor parking spaces with nos. 246 through 249 + 299 through 303.

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

T.	By Addendum 20 of 12/18/2019, Parties agree to exchange the outdoor parking spaces with nos. 806 and 807 (Building F) for the outdoor parking spaces with nos. 354 and 355 (Building E)
U.	By Addendum 21 of 03/09/2020, Parties agree to temporarily lease 83 extra parking spaces at the Intercity Business Park.
V.	By addendum 22 of July 28, 2020, the Lessee additionally leased in the building located in Mechelen, Schaliënhoevedreef 20F: 640 m2 office space GLA, being unit 3/A on the third floor, and 9 indoor parking spaces with nos. 406 through 413 and 9 outdoor parking spaces nos. 806, 807, 365 through 371.
W.	On June 30, 2021, the Lessee terminated the Base Lease Agreement as of December 31, 2021 regarding the following leased spaces at the office site Mechelen Campus located at Schaliënhoevedreef 20T in 2800 Mechelen:
a.	866 m2 gross leasable area (“GLA”) office space, Unit “9/A” on the ninth floor;
b.	866 m2 gross leasable area (“GLA”) office space, Unit “10A” on the tenth floor;
c.	46 indoor parking spaces and 15 outdoor parking spaces.
X.	On November 30, 2021, the Lessee requested by email to reduce the Base Lease Agreement with the following leased spaces per January 1, 2021:
a.	51 outdoor parking spaces in Intercity Business Park.
Y.	By Addendum 23 of May 5, 2022, Parties agree that the Base Lease Agreement regarding all leased spaces (with the exception of Leased Property 20F) will be extended until December 31, 2025 and this without modification of the lease conditions unless stated under the Addendum 23.
Z.	By means of this addendum to the Base Lease Agreement (hereinafter referred to as “Addendum no. 24”), Parties agree to add a warehouse to the Base Lease Agreement and to stop the lease of certain parking spaces, and this to the conditions and provisions as included in the current Addendum no. 24 and which is a written representation of what the Parties verbally agreed in April 2022.

IT IS NOW EXPRESSLY AGREED AS FOLLOWS:

Article 1: Restriction of the Scope of this Addendum n° 24

This Addendum n° 24 is an addendum to the Base Lease Agreement as amended by all previous addenda. The provisions of the Base Lease Agreement (as amended by all previous addenda) from which this Addendum n° 24 does not explicitly deviate remain fully applicable.

The defined terms and definitions of the Base Lease Agreement used in the present Addendum n° 24 shall therefore have the same meaning as in the Base Lease Agreement, unless this Addendum n° 24 expressly provides otherwise.

Article 2: The Leased Property

Parties agree that with effect from 04/01/2022 the leased spaces (as determined in Article 1 of the Base Lease Agreement (as amended by Addenda 1 through 23), are expanded with:

●	the warehouse with 399m2 leasable surface area (GLA), in Building 11A - 0/L2 located at Intercity Business Park, Generaal de Wittelaan 11A, 2800 Mechelen;

as outlined in green in Annex 1

(hereinafter “Building 11A - 0/L2”)

In deviation of the email of April 13, 2022 whereby the Lessee has terminated 60 parking spaces, Parties agree that with effect from 07/13/2022 the following 50 parking spaces are no longer part of the leased spaces, as determined in Article 1 of the Base Lease Agreement (as amended by Addenda 1 through 23):

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

●	21 indoor parking spaces as mentioned in Addendum 19 with nos. 506 through 508, 348 through 350, 354 + 355 + 361 + 362 + 365 + 366, 246 through 249, 299 through 303;
●	25 outdoor parking spaces as mentioned in Addendum 19 with nos. 372 through 376, 794 through 802, 806 + 807, 345 through 353;
●	4 outdoor parking spaces as mentioned in Addendum 18 with nos. 086 through 089.

As indicated in Annex 2

In addition, Parties agree that from June 27, 2022, the following 10 parking spaces will no longer be part of the leased spaces, as determined in Article 1 of the Base Lease Agreement (as amended by Addenda 1 through 23):

●	10 outdoor parking spaces as mentioned in Addendum 13 with numbers 604 through 613

As indicated in Annex 2

Within 2 months after signing this Addendum 24, the Lessor will draw up a credit note for the return of the rents of the parking spaces that were paid by the Lessee while those parking spaces were no longer part of the leased spaces.

Article 3 Duration

Parties agree that the provisions of the Base Lease Agreement (as amended by Addenda 1 through 23) apply for the duration (and the lease period therefore runs until December 31, 2025).

Article 4: Rent for Building 11A - 0/L2

The annual rent for Building 11A - 0/L2 is set at EUR 45/m2/year (both private and common parts), either EUR 17,955.00/year or EUR 4,488.75/quarter.

This additional rent, together with the rent payable under the Base Lease Agreement (as amended by Addendum 1 to 23), will be paid on a quarterly basis.

The rent for Building 11A - 0/L2 is due from April 1, 2022.

Article 5: Indexation of the Rent for Building 11A - 0/L2

The annual indexation of the rent for Building 11A - 0/L2 is linked to the 2013 health index and will take place on April 1st of each year (and for the first time on April 1, 2023), based on the 2022 health index.

Article 6: Expenses Building 11A - 0/L2

The commission of the annual charges for Building 11A - 0/L2 is fixed at EUR 22m2/year.

Article 7: Rent-free Period 10 Outdoor Parking Spaces

Lessor grants a rent-free period from July 13, 2022 through August 31, 2022, for the following 10 parking spaces:

•	10 outdoor parking spaces 90, 91, 91A, 91B, 91C, 92, 93, 94, 95, 96.

Within 2 months after signing this Addendum 24, the Lessor will draw up a credit note for the return of the rents of the parking spaces that were paid by the Lessee while they were the object of the rent-free period.

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

Article 8: Bank Guarantee

The Lessee shall, within one month after the signing of this Addendum n° 23, increase the amount of the existing bank guarantee to an amount of €1,026,290.11, being 6 months of rent.

Article 9: Registration

The Lessor will have this Addendum registered, for which the registration fees are at the Lessee's expense.

The registration duties amount to 0.20% and are calculated on the combined amount of the lease price and the joint charges for the entire duration of this Agreement. For tax purposes, these joint charges will be imposed based on this Addendum and are estimated at 10% of the additional lease.

**************************

Drawn up in Antwerp, on October 28, 2022 and signed via DocuSign, whereby both Parties acknowledge having received its copy and whereby one copy is submitted for the registration.

INTERVEST OFFICES & WAREHOUSES NV

The Lessor

[signature]	[signature] Joël Gorsele CIO
Kevin De Greef SGC

GALAPAGOS NV

The Lessee

[signature]

Jan Van Der Schueren

Special attorney-in-fact

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

Annex 1: Building Overview 11A - 0/L2

STAIRWELL

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

Annex 2

Indoor parking spaces that are no longer part of leased spaces:

Tower

[signature]

[signature]

[signature]

[signature]

Addendum to the Lease Agreement Intervest Offices & Warehouses NV - Galapagos NV

Outdoor parking spaces that are no longer part of leased spaces:

Tower

[signature]

[signature]

[signature]

[signature]